Exhibit 10.1

Execution Version

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PASSAGE BIO, INC. IF PUBLICLY DISCLOSED.

FIFTH AMENDMENT TO

AMENDED AND RESTATED RESEARCH,

COLLABORATION & LICENSE AGREEMENT

This Fifth Amendment (“Fifth Amendment”) is effective as of August 3, 2021 (“Fifth Amendment Effective Date”) to amend the Amended and Restated Research, Collaboration & License Agreement, as amended to date (the “Agreement”) entered into as of May 5, 2020 by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), and Passage Bio, Inc., a corporation organized under the laws of the state of Delaware (“Licensee”). Penn and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”. Capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS:

WHEREAS, Licensee and Penn entered into the Agreement to restate the original Research, Collaboration & License Agreement entered into on September 18, 2018, as amended.

WHEREAS, the Parties desire to commence, within the scope of the Agreement, a program aimed at discovering early clinical candidates within the CNS Field (as defined below) (“Exploratory Research Program”), which candidates may then be further developed and commercialized by Licensee in accordance with the terms of the Agreement.

WHEREAS, the Parties further desire to amend the Agreement to include provisions governing the Exploratory Research Program, the further progression of any clinical candidates arising from such program and effect other changes, as set forth below, as of the Fifth Amendment Effective Date.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

1.CNS Field Expansion.

1.1	The definition of CNS Field set forth in Section 2.7 of the Agreement is hereby revised as follows:

“CNS Field” means (a) the field of CNS Monogenic Rare Disorders, (b) Alzheimer’s Disease and Temporal Lobe Epilepsy, and (c) any other available non-monogenic and/or non-rare CNS indications that the Parties may mutually agree to include in the CNS Field [*] (the disorders under subsections (b) and (c),

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collectively, “CNS Non-Rare Disorders”). For clarity, (i) [*], and (ii) [*] (1) [*] or (2) [*]. For further clarity, [*]. For further clarity, [*].

1.2

All references to “for a CNS Monogenic Rare Disorder” in Sections 2.6.1 and 2.6.2 in the Agreement are hereby revised to “for a disorder in the CNS Field” and all references to “Available Rare CNS Indication” in Sections 2.6.1 and 2.6.2 in the Agreement are revised to “Available CNS Indication”.

1.3	For clarity, [*].
1.4	The following definition of the Agreement are hereby amended and restated:

“Gene Therapy Product” means a pharmaceutical product (or proposed or prospective pharmaceutical product) that inserts one or more functional genes into a patient’s CNS or PNS cells using a parvovirus vector, including but not limited to an AAV. For clarity, Gene Therapy Products may include [*], but do not include [*]. For clarity, this provision shall not be construed to affect [*].”

1.5	Section 2.7 is hereby deleted in its entirety and replaced by the following paragraphs:
(a)

CNS Monogenic Rare Disorders. Without limiting Section 2.11.1, during the period starting on the Effective Date and ending at the earlier of: (a) [*], or (b) [*], Penn shall not grant any right to any commercial Third Party to any Patent Rights [*] or the Research Program for a Gene Therapy Product for any Available Rare CNS Indications without first notifying Licensee in writing, in which case Licensee shall have [*] from receipt of such notice to exercise its option with respect to such New Indication in accordance with the New Indication Option procedure set forth in Section 2.6.1. “Available Rare CNS Indication” means an indication in the field of CNS Monogenic Rare Disorders to the extent such New Indication is not listed on Exhibit D as specifically excluded from the CNS Field. Licensee acknowledges that the foregoing option will not apply to those New Indications set forth on Exhibit D. In addition during the Discovery Term and prior to Licensee’s exercise of its eleven (11) New Indication Options, subject to the terms of this Agreement, [*]. For clarity, [*].

(b)

CNS Non-Rare Disorders. Without limiting Section 2.11.1, during the period starting on the Effective Date and ending on the earlier of: (a) three (3) years thereafter (or such longer period subject to mutual written agreement between the Parties), or (b) Licensee’s exercise of its eleven (11) New Indication Options (“Exploratory Option Period”), [*] without first notifying Licensee in writing, in which case Licensee shall have [*] from receipt of such notice to exercise its option with respect to such New Indication in accordance with the New Indication Option procedure set forth in Section 2 of this Fifth Amendment. Upon expiration of the Exploratory

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Option Period, the exclusivity set forth in the previous sentence shall continue to apply, on an indication-by-indication basis, for [*].

1.6	Exhibit D of the Agreement is hereby amended and replaced in its entirety by the new Exhibit D, attached as Exhibit 4 to this Amendment.
1.7	Exhibit F of the Agreement is hereby amended and replaced in its entirety by the new Exhibit F, attached as Exhibit 5 to this Amendment.

2.Exploratory Research Program (General)

2.1

During the period following the Fifth Amendment Effective Date until the fifth (5th) anniversary thereof, the Parties will collaborate with respect to the Exploratory Research Program, [*] (each an “Exploratory Research Plan”) for one or more product candidates (each an “Exploratory Candidate”). [*].

2.2

Licensee shall fund each Exploratory Research Plan in the amount set forth therein (“Exploratory Research Support Amount”). The Exploratory Research Support Amount is intended to fund Penn’s activities under the applicable Exploratory Research Plan. Such Exploratory Research Support Amount shall be inclusive of Penn’s standard indirect charges and all funding shall be paid in advance of any Exploratory Research Program work being conducted. Licensee shall remit such funds to Penn in accordance with the payment schedule set forth in the applicable Exploratory Research Plan. Notwithstanding the foregoing, [*].

2.3	The Exploratory Research Program will be subject to Sections 2.2.3, 2.2.4, 2.2.5 (first sentence), and 2.2.6, mutatis mutandis. For clarity, [*].
2.4

Penn will [*] conduct the Exploratory Research Program in accordance with the applicable Exploratory Research Plan(s) and the other terms and conditions of the Agreement. Upon completion of the applicable Exploratory Research Plan, Penn shall promptly deliver to Licensee a data package for each applicable product candidate [*] (“Exploratory [*] Data Package”). The contents of the data package will be [*]. If Licensee has interest to include an Exploratory Candidate in the License granted under the Agreement, Licensee shall formally notify Penn in writing within [*] following delivery of the Exploratory [*] Data Package of its interest in further developing such Exploratory Candidate, Penn will develop and propose within [*] a work plan and budget for the preclinical development costs through IND-enabling studies to be conducted at Penn for a Designated Product subject to reasonable review and approval by Licensee to be deemed a New Program Budget. Within [*] of Licensee’s receipt of the work plan and budget, Licensee shall decide whether to exercise a New Indication Option. If Licensee exercises a New Indication Option by written notice to Penn, then (a) the Parties will amend the Research Program and Research Plan to include such new program for the Exploratory Candidate, (b) the Research Support Amount will be increased by the amount of the New Program Budget, (c) Licensee will pay the New Indication Option Fee and (d) the definition of “Indication” will be amended to

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include the New Indication. If Licensee fails to notify Penn of its desire to exercise such New Indication Option in the time period set forth above and provide Penn written notice of such exercise, or the Parties fail to negotiate the work plan, New Program Budget or specific gene replacement transgene within [*] of Licensee’s notice of its desire to exercise of such New Indication Option, [*]. For clarity, [*].

2.5	Any Patent Rights arising from the Exploratory Research Program shall be deemed [*].

3.Exploratory Research Program (Financial Terms)

3.1

In consideration for the expansion of the CNS Field as set forth in Section 1.1 above and Penn’s commitment to perform the Exploratory Research Program as set forth in Section 2.4 above, Licensee will pay to Penn:

(a)	a one-time fee equal to Five Million US Dollars ($5,000,000) within ten (10) days following the Fifth Amendment Effective Date.
(b)

If, during the Term, a Transaction is consummated, Licensee shall pay to Penn (in cash and/or equity, in the same proportion as is paid to Licensee or the stockholders of Licensee pursuant to such Transaction), a one-time tiered fee equal to [*] percent ([*]) of the Net Proceeds from such Transaction up to and including $[*], [*] percent ([*]) of the Net Proceeds from such Transaction for all amounts greater than $[*] and less than $[*] and [*] percent ([*]) of the Net Proceeds from such Transaction for all amounts equal to or greater than $[*] (“Transaction Fee”). The Transaction Fee shall be paid to Penn within [*] after the consummation of such Transaction (or, to the extent Net Proceeds are received after such consummation, within [*] after their receipt). For clarity, Licensee’s obligations under this Section 3.1(b) will terminate upon [*]. “Net Proceeds” means the aggregate consideration [*]. For clarity, [*]. When determining the Transaction Fee, all amounts paid to Licensee and/or the stockholders of Licensee, as applicable, constituting Net Proceeds are cumulative. For example, [*]. “Transaction” shall mean the consummation of any of the following events: (i) [*]; (ii) [*]; or (iii) [*]. For clarity, all rights and other obligations of Licensee under the Agreement shall continue to be in effect in the event of a Transaction pursuant to the provisions of Section 11.6.

3.2

To the extent Licensee, any of its Affiliates or Sublicensees achieves any Development Milestone set forth in Section 4.2.1 of the Agreement with respect to any Licensed Product arising from the Exploratory Research Program for an Indication that is not a CNS Monogenic Rare Disorder, then the milestone amounts set forth in Section 4.2.1(a) of the Agreement shall be replaced with the amounts as set forth in Exhibit 1.

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4.Exploratory Research Program (Diligence Requirements)

4.1	Any Licensed Product arising from the Exploratory Research Program shall be subject to the diligence requirements set forth in Article 5 of the Agreement.

5.Scope of License Grant

5.1	Section 3.1.1(d) of the Agreement is hereby amended and restated as follows:

“(d) The licenses set forth in subsections (a) through (c) above, for a Specified Licensed Product are hereby automatically expanded to [*] (i) [*], and (ii) [*]. For clarity, [*]. Furthermore, to the extent that Licensee desires to have the License cover one or more additional indications for the Specified Licensed Product (other than the named Indication for such Specified Licensed Product) outside the CNS Field for the Field of Use during the Term for an existing Specified Licensed Product that has been licensed for a named Indication, then Licensee shall provide written notice to Penn during the Discovery Term, any applicable Program Extension Research Term, or such longer time period as mutually agreed (for clarity there shall be no limit on the number of the notices that Licensee may provide pursuant to this sentence). Such additional indication will thereupon automatically be covered by the License (for such existing Specified Licensed Product) to the extent: (A) [*], and (B) [*]. If the condition in the preceding clause (A) is not satisfied, Penn will inform Licensee whether [*] and if so, the Parties shall, if requested by Licensee, discuss and negotiate in good faith for the inclusion of such additional indication in the License for such Specified Licensed Product [*].”

5.2

The last sentence of Section 2.10.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following sentence: “Licensee may provide the foregoing notification with respect to a Licensed Product at or following Clinical Candidate Designation. “Clinical Candidate Designation” means the point in time when a Gene Therapy Product for a lead Indication with a specific capsid and vector genome has achieved the criteria set forth in [*] (attached as Exhibit J), as determined by the JSC in accordance with Section 2.14.1.” Additionally, all references to “Product Lock”, in Sections 2.10.3 and 2.11 of the Agreement shall be amended and replaced with references to “IND Clearance”, and the reference to “Product Lock” in Section 2.10.2(c) shall be amended and replaced with “Licensee’s delivery of a notification of a Specified Licensed Product under Section 2.10.2(b)”.

5.3	Exhibit 2 of this Amendment is hereby attached to the Agreement as a new Exhibit J.
5.4	Without limiting Section 5.1 above, Penn will [*].

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5.5	The following new definition is hereby added as a new Section 1.82 to the Agreement:

1.82“IND Clearance” means on a Licensed Product-by-Licensed Product basis the date on which [*], unless otherwise agreed by the Parties.

6.DRG License

6.1

To the extent the License with respect to a Licensed Product is expanded to additional indications as set forth in Section 5.1 above, the DRG License will automatically be expanded to the [*]. “DRG Excluded Indications” means [*].

6.2

To the extent a product is a [*], then the (a) royalty table set forth in Section 4.3.1 of the Agreement solely for such Licensed Product shall be replaced by a single royalty rate equal to [*] of Net Sales for such Licensed Product, and (b) the milestone amounts set forth in Section 4.2.1(a) of the Agreement solely for such Licensed Product shall be replaced with the amounts set forth on Exhibit 3; provided that Section 4.4 of the Agreement shall apply to such Licensed Product.

7.Licensing Exclusivity Period

7.1	The first sentence of Section 2.11 of the Agreement is hereby revised as follows:

Subject to Penn’s retained rights in Section 3.2, Penn shall not license, or grant any other rights in or to, any Patent Rights conceived and reduced to practice by the Wilson Laboratory during the [*] in the conduct of the [*] or the Research Program to another Third Party for an Indication that is the subject of a Research Program for a period of the greater of (a) [*] (i) [*] from Penn’s initiation of work under the Research Program for such Indication and (ii) [*] from IND Clearance for such Indication, and (b) for [*] (i) [*] from Penn’s initiation of work under the Research Program for such Indication and (ii) [*] years from IND Clearance for such Indication, (“Licensing Exclusivity Period”) provided that Penn conducts the Research Plan [*] for such product candidate for such Indication under this Agreement (further provided that the Licensing Exclusivity Period will apply if Penn is unwilling or unable to perform such [*], including through the use of a subcontractor, or has agreed to allow Licensee to perform such studies as set forth in Section 9.1 below).

8.Limited Collaboration Exclusivity

8.1	Section 2.12 of the Agreement is hereby revised as follows:

“On an Indication-by-Indication basis during the Discovery Term (or Program Extension Research Term solely with respect to such Designated Product for an Indication subject to such Program Extension Research Term) until the earlier of: (a) IND Clearance for such Indication for a Designated Product plus an additional [*] after achievement of IND Clearance for such Indication or (b) filing by Licensee of an IND for a Licensed Product for such Indication plus an additional [*] after

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such filing, Penn will ensure that the Wilson Laboratory shall not collaborate with any commercial Third Party to develop another Gene Therapy Product for the same Indication (as that term is defined as of the Effective Date and as it may be updated throughout the Agreement when additional New Indications are included pursuant to this Agreement) (“Limited Collaboration Exclusivity Covenant”). Notwithstanding the foregoing, the Limited Collaboration Exclusivity Covenant shall end on an Indication-by-Indication and Licensed Product-by-Licensed Product basis upon the earlier of: (a) [*] after the end of the portion of the funded Research Program at Penn associated with that specific Indication, (b) [*] or (c) [*]. For clarity, the foregoing collaboration exclusivity shall be [*].”

9.Pre-IND Activities

9.1

On a case-by-case basis, Passage may perform, at its sole expense, pre-IND activities contemplated under the Research Program (including IND-enabling studies) outside of the Wilson Laboratory upon [*].

10.Technology Transfer

10.1

Upon DTP for a Licensed Product, on a Licensed Product-by-Licensed Product basis, Penn will transfer to Licensee or its designee all copies of all written, graphic or electronic embodiments of the applicable Licensed Know-How and the Licensed Materials to Passage in accordance [*].

10.2	[*].

11.Term of Agreement

11.1

“Discovery Term” is hereby amended to mean the period commencing on January 1, 2016 and expiring five (5) years after the Fifth Amendment Effective Date, unless otherwise extended by the Parties. For clarity, the Discovery Funding Payment shall be paid each Calendar Quarter during the Discovery Term.

12.Diligence

12.1	Section 5.8 is hereby amended with the addition of the following Section 5.8.2:

“5.8.2During the Term, for all Licensed Products with [*], upon Penn’s reasonable request, Licensee shall provide the JSC an update to the development plan delivered [*] under Section 5.1 for any such Licensed Product describing the status of the clinical development thereof, for the JSC’s review. If, following such review, Penn in good faith reasonably believes that Licensee has [*] period, and such [*] is not: (a) [*]; (b) [*]; (c) [*]; (d) [*]; or (e) [*], then Penn shall submit such matter for [*]. [*] shall be conducted in accordance with [*], the determination by [*] shall be completed within [*] after the initial submission to [*], and the [*] shall be shared equally by the Parties. If (i) [*] finds that Licensee has [*] as set forth above, and (ii) Licensee does not [*] of the [*], then Penn will have the right to [*].”

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13.Except as otherwise stated in this Fifth Amendment, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between this Fifth Amendment and the Agreement, this Fifth Amendment will control. No waiver, modification or amendment of any provision of this Amendment shall be valid or effective unless made in writing referencing this Amendment and signed by a duly authorized offer of each Party.

14.This Fifth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Fifth Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same effect as delivery of an original signed copy of this Fifth Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Fifth Amendment as of the Fifth Amendment Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA		PASSAGE BIO, INC.

By:	/s/ John S. Swartley	By:	/s/ Bruce Goldsmith

Name:	John S. Swartley, PhD	Name:	Bruce Goldsmith, Ph.D.

Title:	Associate Vice Provost for Research and Executive Director, Penn Center for Innovation	Title:	Chief Executive Officer

[Signature Page to Fifth Amendment]

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Exhibit 1

Exploratory Research Program Development Milestone Payments

Development Milestone	Milestone Payment (in U.S. dollars)
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
$39,000,000

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Exhibit 2

Exhibit J

[*]

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Exhibit 3

Milestones for DRG Licensed Products

Development Milestone	Milestone Payment (in U.S. dollars)
[*]	[*]
[*]	[*]
[*]	[*]

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Exhibit 4

Exhibit D

Excluded CNS Indications

•	[*]

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Exhibit 5

Exhibit F

Specified Obligations

•	[*]